Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

The following is a list of subsidiaries of ZIM Integrated Shipping Services Ltd. as of January 18, 2021:

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Alhoutyam Ltd.	Israel
Arebee Star Maritime Co. Ltd.	India
Assessment Recoveries Limited (ARL)	Jamaica
Astrix Ltd.	Seychelles
Belstar Denizcilik Ve Tasimacilik Anonim Sirketi	Turkey
Bulk Transport Corporation	Liberia
Bulk Carriers Corporation Ltd.	Israel
Bulk Ocean Transport Inc.	Liberia
Carib Star Shipping Ltd.	Jamaica
Container Cargo Lines Inc.	Liberia
Darsal Shipping Inc.	Liberia
Dolphin International Maritime Ltd.	Liberia
DP World Tarragona S.A. (Terminal)	Spain
Etablissement Astarta Shipping	Liechtenstein
Etablissement Neptune Shipping	Liechtenstein
Expanso Forwarding B.V.	Netherlands
Findar Corporation	Liberia
Firoka Marine Co. Ltd.	Malta
Flamingo Navigation (S349) Company Ltd.	Liberia
Flamingo Navigation (S352) Company Ltd.	Liberia
Gal Marine Ltd.	Israel
Gal Marine Nigeria Ltd.	Nigeria
Global Logistics Solution Ltd.	St. Lucia
Gold Maritime Co. Ltd.	Japan
Gold Star Line Ltd.*	Hong Kong
Gold Star Lines (Mauritius) Ltd.**	Mauritius
Gold Star Lines (S) Ltd.	Seychelles
Haifa Tankers Ltd.	Israel
Hellastir Shipping Enterprise Ltd .	Greece
H.L. Freezing & Operation Ltd.	Israel
Horizon Shipping Inc.	Marshall Islands
Intermodal Shipping Agencies (Ghana) Ltd.	Ghana
Iraklion Shipping Inc.	Liberia
Israel Tankers Co. Ltd.	Israel
Itea Shipping Inc.	Liberia
Jamaica Container Repair Services Ltd. (JAMCOR)	Jamaica

Jamaica International Free Zone Development Ltd.	Jamaica
Kateland Navigation S.A.	Liberia
Kingston Logistics Center Ltd.	Jamaica
KLC Panama Logistics S.A.	Panama
Konza Shipping Ltd.	Liberia
Ladingo Ltd.	Israel
Lagos & Niger Shipping Agencies Ltd.	Nigeria
Laurel Navigation Inc.	Liberia
Laurel Navigation (Mauritius) Ltd.**	Mauritius
Liberty Ships Inc.	Liberia
Lympic Maritime Ltd.	Liberia
Magnolia Navigation Inc.	Liberia
Maritime Agencies Ltd.**	Mauritius
Marine Mutual Services (Nigeria) Ltd.	Nigeria
Marine Shipp Fast Ltd.	Israel
Newstar Agencies Sdn. Bhd.**	Malaysia
Nigerian Star Line Ltd.	Nigeria
Ocean Carrier Limited**	Seychelles
Ocean Navigation Services Limited**	Seychelles
OGY DOCS, INC.	USA
Omega Depot S.L.	Spain
Omer Shipping Inc.	Marshall Islands
Overseas Commerce Ltd.	Israel
Overseas Freighters Shipping Inc.	Phillipines
Pagan Steamship Corp. Ltd.	Bahamas
Pelican Maritime (S345) Co. Ltd.	Liberia
Petroleum Tankers Ltd.	Israel
Qingdao Lu Hai International Logistics Co Ltd.	China
Ramon International Insurance Brokers Ltd.	UK
Roniz Tankers Corp.	Liberia
SAJE Logistics Infrastructure Limited	Jamaica
Sand Duke Marine Co Ltd.	Malta
Sea Ranger Navigation Co. Ltd.	Malta
Searoute Trading Ltd.	Cyprus
Sela Technologies Ltd.	Israel
Seth Shipping (S) Ltd.	Seychelles
Seth Shipping Ltd.**	Mauritius
Seven Stars Lines Corp.	Liberia
Shanghai Sino-Star International Shipping Agency Co. Ltd.	China
Shoham Maritime Services Ltd.	Israel
Star Brasil Servicos Logisticos Ltda.	Brazil

Star East Africa Co.	Liberia
Star Lanka Shipping (Private) Ltd.	Sri Lanka
Star Logistics Holding Company B.V.	Netherlands
Star Shipping Agencies (Singapore) PTE Ltd.	Singapore
Star Shipping Argentina S.A.	Argentine
Star Shipping Services (HK) Ltd.	Hong Kong
Star Shipping Services (India) Private Ltd.**	India
Star Vietnam Shipping Services Co. Ltd.	Vietnam
Startrans Internationale Transporte	Germany
Stellahaven Expeditiebedrijf N.V.	Belgium
Swiflet Ltd.	Seychelles
Swan Maritime (734) Inc.	Liberia
Swan Maritime (735) Inc.	Liberia
Tan Cang Shipping Warehouse Service Company Ltd.	Vietnam
The Maritime Educational & Training Authorities	Israel
Trident Shipping Ltd	Bangladesh
Violet Navigation Inc.	Liberia
Ymir International Ltd	Liberia
ZIM (Thailand) Co. Ltd.	Thailand
ZIM American Integrated Shipping Services Co. LLC	USA
ZIM Belgium Nv	Belgium
ZIM Integrated Shipping Services (Canada) Co. Ltd.	Canada
ZIM Do Brasil Ltda.	Brazil
ZIM France S.A.	France
ZIM Germany GmbH & Co. KG	Germany
ZIM Iberia Maritime Ltd.	Liberia
ZIM Integrated Shipping Agencies (HK) Ltd.	Hong Kong
ZIM Integrated Shipping Services (China) Co. Ltd.	China
ZIM Integrated Shipping Services (India) Private Ltd.	India
ZIM Integrated Shipping Services (Taiwan) Co. Ltd.	Taiwan
Zim Integrated Shipping Services (Vietnam) LLC	Vietnam
ZIM Integrated Shipping Services Georgia Ltd.	Georgia
ZIM Integrated Shipping Services Hellas S.A.	Greece
Zim Integrated Shipping Services (Ukraine) Ltd.	Ukraine
ZIM Israel (M. Dizengoff) Ltd.	Israel
ZIM Italia S.r.l.u.	Italy
ZIM Japan Co. Ltd.	Japan
ZIM Korea Ltd.	Korea
ZIM Logistics (China) Co Ltd.	China
ZIM Logistics (HK) Co. Ltd	Hong Kong

ZIM Logistics Canada (CO) Ltd.	Canada
Zim Logistics S.E.A. Pte. Ltd.	Singapore
ZIM Logistics USA, LLC	USA
ZIM Netherlands B.V.	Netherlands
ZIM Panama S.A	Panama
ZIM Poland	Poland
"ZIM Russia" Closed Joint-Stock Company	Russia
ZIM Shipping Market Investments Ltd.	Israel
ZIM Trinidad	Trinidad
ZIM Tanzania Ltd.	Tanzania
ZIM UK Ltd.	United Kingdom
Zim Venezuela C.A.	Venezuela
Zimrom Shipping S.R.L.	Romania
Ziss Capital S.L.	Spain
ZK CyberStar Ltd.	Israel
ZLN (India) Private Ltd.	India
Beit Yacov in the name of Yacov Caspi (deceased) Ltd.	Israel

* Denotes a wholly-owned “significant subsidiary” of the registrant, as defined in Rule 1-02 of Regulation S-X under the Securities Exchange Act of 1934.

**Held in trust for the benefit of the registrant. The registrant has the right to acquire 100% of such entity’s equity interests in its discretion.

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